Exhibit 10.1
Execution Copy

Settlement Agreement
This Settlement Agreement (this “Agreement”) dated as of February 6, 2015, is by and among the persons and entities listed on Exhibit A hereto (collectively, the “Shareholders”, and individually each a “Shareholder”) and The Manitowoc Company, Inc. (the “Company”).
WITNESSETH:
WHEREAS, the Shareholders are currently the beneficial owners of 10,582,660 shares (the “Shares”) of the common stock, $0.01 par value per share, of the Company (“Common Stock”), which represents approximately 7.81% of the outstanding shares of Common Stock (based upon the 135,522,965 shares of Common Stock stated to be outstanding, as of September 30, 2014, by the Company in its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2014 filed with the Securities and Exchange Commission (“SEC”));
WHEREAS, the Company’s Board of Directors (the “Board” or the “Company Board”) has determined that it is in the best interest of the Company’s shareholders for the Company’s management to pursue a plan to separate the Company’s Cranes and Foodservice businesses into two independent, publicly-traded companies (the “Separation”, and the effective time of the Separation, the “Separation Effective Time”) to consist of a spun-off entity incorporated in the State of Delaware that will own and operate the Company’s Cranes business or its Foodservice business (“SpinCo”) and the Company, which will own and operate the other business (after the Separation Effective Time, “RemainCo”); and
WHEREAS, the Corporate Governance Committee of the Board (the “Governance Committee”) and the Board have considered the qualifications of the Icahn Designees (as hereinafter defined).
NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:
ARTICLE I
SEPARATION OF BUSINESSES – GOVERNANCE

1.1    FoodserviceCo Corporate Governance Post-Separation
(a)    If immediately prior to the Separation Effective Time, the Shareholders then beneficially own an aggregate Net Long Position (as hereinafter defined) of at least 6,776,149 shares of Common Stock (as adjusted from time to time for any stock dividends, combination, splits, reverse stock splits, recapitalizations, or other similar occurrence) or 5% of the outstanding shares of Common Stock (the “Ownership Threshold”) and no Shareholder or Icahn Designee has materially breached this Agreement or the Confidentiality Agreement and failed to cure such breach within five business days of written notice from the Company specifying any such breach, the Company will take such action (if it has not previously so acted)

as permitted by law and necessary and appropriate to provide for the following, as of the Separation Effective Time (subject to subsection (b)) and until the conclusion of the FoodserviceCo Standstill Period (as hereinafter defined), except as may be approved by stockholders of the Company or SpinCo, as applicable, with regard to the entity that owns and operates the Company’s Foodservice Business as of the Separation Effective Time (“FoodserviceCo”):
(i)    FoodserviceCo shall be a corporation incorporated under the laws of the State of Delaware;
(ii)    each member of the board of directors of FoodserviceCo (the “FoodserviceCo Board”) will be annually elected for a one-year term (i.e., not a “staggered” board); provided that if immediately following the Separation Effective Time RemainCo is FoodserviceCo, then the Company shall be deemed to satisfy this requirement by complying with Section 1.2;
(iii)    FoodserviceCo’s certificate or articles of incorporation and by-laws will enable a special meeting of stockholders to be requested by stockholders who then own not less than 10% of the outstanding shares of common stock of FoodserviceCo and meet reasonable requirements specified therein (including but not limited to advance notice, required disclosures, permitted matters and other terms which shall not in the aggregate be more restrictive than the stockholder special meeting rights provided for under the Company’s by-laws as in effect as of the date hereof, but excluding any length of ownership or similar requirements); provided that (X) until such time after the Separation Effective Time that a single person or entity or “group” of persons or entities who have filed as a “group” as defined under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), owns at least a majority of the outstanding shares of common stock of FoodserviceCo, business at stockholder-called special meetings shall not be authorized to include the removal of directors or the election of directors (which matters shall only be taken by the stockholders at an annual meeting or at a special meeting called by the FoodserviceCo Board) and (Y) following such time after the Separation Effective Time that a single person or entity or “group” of persons or entities who have filed as a “group” as defined under Section 13(d) of the Exchange Act owns at least a majority of the outstanding shares of common stock of FoodserviceCo, the removal, replacement and election of directors may occur at a special meeting called by stockholders of FoodserviceCo and shall not require a vote of more than a majority of shares of common stock of FoodserviceCo present and voted at such meeting;
(iv)    the provisions of FoodserviceCo’s certificate or articles of incorporation and its by-laws will not, except as required by law, impose minimum voting requirements for which matters subject to a stockholder vote are deemed approved greater than requiring approval from a majority of the outstanding shares of common stock of FoodserviceCo;
(v)    if FoodserviceCo is SpinCo, then FoodserviceCo will schedule its first annual meeting of stockholders following the Separation no earlier than the nine-month anniversary of the Separation Effective Time and no later than the twelve-month anniversary of the Separation Effective Time; provided that if such twelve-month anniversary occurs within the 90-day period immediately following a fiscal year end, then this deadline will be extended until 135 days after that fiscal year end;
(vi)    (A) any Rights Plan adopted by the FoodserviceCo Board shall not have triggering “Acquiring Person” ownership thresholds below 20.0% of the then-outstanding shares of common stock of the FoodserviceCo and (B) if not ratified by stockholders within one hundred thirty-five (135) days of such Rights Plan taking effect, shall automatically expire. The term “Rights Plan” shall mean any plan or arrangement of the sort commonly referred to as a “rights plan” or “stockholder rights plan” or “shareholder rights plan” or “poison pill” that is designed to increase the cost to a potential acquirer of exceeding the applicable ownership thresholds through the issuance of new rights, common stock or preferred shares (or any other security or device that may be issued to stockholders of the Company or SpinCo, as the case may be, other than ratably to all stockholders of the Company or SpinCo, as the case may be) that carry severe redemption provisions, favorable purchase provisions or otherwise, and any related rights agreement;
(vii)    if FoodserviceCo receives a bona fide, binding premium offer from a third party (the “Initial Party”) to acquire all of the outstanding shares of FoodserviceCo and rejects that offer in favor of an offer from another party (the “Other Party”) that the FoodserviceCo Board deems superior, and if FoodserviceCo engages in substantive negotiations with such Other Party and provides material non-public information to it and the Initial Party then makes a “topping” bona fide, binding premium bid that is superior to the Other Party’s offer and requests non-public information from FoodserviceCo, then FoodserviceCo will, subject to fiduciary duties of its Board of Directors and officers and compliance with contractual arrangements, enter into a confidentiality agreement with the Initial Party on customary terms that would enable non-competitively sensitive non-public information to be shared with such party; and
(viii)     the number of directors on the FoodserviceCo Board shall not exceed nine (9).
As used in this Agreement, “FoodserviceCo Standstill Period” means (x) the period specified in the definition of the SpinCo Standstill Period, if FoodserviceCo is SpinCo, or (y) the period specified in the definition of the Company Standstill Period, if FoodserviceCo is RemainCo.
(b)    The parties intend for FoodserviceCo to be SpinCo. In the event that the Company reasonably determines that FoodserviceCo should be RemainCo, then the Company agrees to take such actions, including seeking shareholder approval where necessary, such that RemainCo complies with the requirements of this Section 1.1 as promptly as practicable, including, without limitation, by calling a special meeting of stockholders if necessary (provided that the Company shall not be required to call a special meeting of stockholders to occur within the ninety (90) days immediately following the Separation Effective Time) and by amending the terms of the Rights Agreement (as hereinafter defined) to be consistent with Section 1.1(a)(vi) hereof. Without limitation, RemainCo will pursue appropriate and prompt action to reincorporate in the State of Delaware.

(c)    At the Separation Effective Time and all times thereafter until expiration of the Company Standstill Period or SpinCo Standstill Period, as applicable, FoodserviceCo’s certificate or articles of incorporation and by-laws will not contain any provision that is inconsistent with the requirements of Section 1.1(a) hereof.
1.2    Company Staggered Board
During the Company Standstill Period, except to reduce the size of the Board, the Company will not amend, revoke or otherwise modify Section 2 of Article III of the Company’s by-laws as disclosed by the Company in a Current Report on Form 8-K filed with the SEC on January 29, 2015, the effect of which is that each member of the Board of Directors of the Company will be annually elected for a one-year term (i.e., not a “staggered board”), such that at the 2015 annual meeting of shareholders (the “2015 Meeting”), which the Company hereby agrees shall be held no later than May 15, 2015, each of the members of the Board to be elected shall be elected for a one-year term as reflected in such by-laws.
ARTICLE 2
BOARD OF DIRECTORS
2.1    Director Designees
(a)    If the Shareholders then beneficially own an aggregate Net Long Position of at least the Ownership Threshold and no Shareholder has materially breached this Agreement or the Confidentiality Agreement and failed to cure such breach within five business days of written notice from the Company specifying any such breach, then the Shareholders may deliver, on or after March 1, 2015 and on or before April 15, 2015, a request for the Company to appoint (a “Company Appointment Request”) an Icahn designee to the Company Board. If the Board approves such designee, which such approval shall not be unreasonably withheld, conditioned or delayed, then such designee shall be deemed a “Company Acceptable Person” (and if such proposed designee is not a Company Acceptable Person, then the Shareholders shall be entitled, without regard to any deadline contained in the previous sentence, to continue proposing designees until a proposed designee is a Company Acceptable Person) and the Board shall, no later than 10 days following approval of a Company Acceptable Person, take action to increase the size of the Board by one member and to appoint such designee (the “Icahn Company Designee”) to fill the vacancy so created for a term no less than through the 2016 annual meeting of shareholders of the Company (the “2016 Meeting”).
(b)    (i) If FoodserviceCo will be SpinCo, and if twenty-five (25) days immediately prior to the Separation Effective Time, the Shareholders beneficially own an aggregate Net Long Position of at least the Ownership Threshold and no Shareholder or Icahn Designee has materially breached this Agreement or the Confidentiality Agreement and failed to cure such breach within five business days of written notice from the Company specifying any such breach, then (A) no less than twenty (20) days prior to the Separation Effective Time, the Company shall provide a written request to the Shareholders requesting the name of an Icahn designee to be appointed to the board of directors of FoodserviceCo (the “FoodserviceCo Board”), and (B) no later than ten (10) days following receipt of such written request, the

Shareholders shall notify the Company of the name of such designee to be appointed to the FoodserviceCo Board (a “FoodserviceCo Appointment Request”). If the Board approves such designee, which such approval shall not be unreasonably withheld, conditioned or delayed, then such designee shall be deemed a “FoodserviceCo Acceptable Person” (and if such proposed designee is not a FoodserviceCo Acceptable Person, then the Shareholders shall be entitled, without regard to any deadline contained in this Section 2.1(b)(i), to continue proposing designees until a proposed designee is a FoodserviceCo Acceptable Person) and the Company (or the FoodserviceCo Board, to the extent additional time is required to agree upon a FoodserviceCo Acceptable Person) shall appoint such designee (the “Icahn FoodserviceCo Designee”) to the FoodserviceCo Board effective as of the Separation Effective Time (or such later time to the extent additional time is required to agree upon a FoodserviceCo Acceptable Person) if at the time of such appointment the Shareholders beneficially own an aggregate Net Long Position of at least the Ownership Threshold (or an aggregate Net Long Position of Voting Securities of FoodserviceCo equal to at least 5% of the outstanding Voting Securities of FoodserviceCo, if applicable) and no Shareholder or Icahn Designee has materially breached this Agreement or the Confidentiality Agreement and failed to cure such breach within five business days of written notice from the Company specifying any such breach.
(ii)     If the entity that owns and operates the Company’s Crane Business at the Separation Effective Time (“CraneCo”) will be SpinCo, and if twenty-five (25) days immediately prior to the Separation Effective Time, the Shareholders beneficially own an aggregate Net Long Position of at least the Ownership Threshold and no Shareholder or Icahn Designee has materially breached this Agreement or the Confidentiality Agreement and failed to cure such breach within five business days of written notice from the Company specifying any such breach, then (A) no less than twenty (20) days prior to the Separation Effective Time, the Company shall provide a written request to the Shareholders requesting the name of an Icahn designee to be appointed to the board of directors of CraneCo (the “CraneCo Board”), and (B) no later than ten (10) days following receipt of such written request, the Shareholders shall notify the Company of the name of such designee to be appointed to the CraneCo Board (a “CraneCo Appointment Request”, and together with a Company Appointment Request and FoodserviceCo Appointment Request, an “Appointment Request”). If the Board approves such designee, which such approval shall not be unreasonably withheld, conditioned or delayed, then such designee shall be deemed a “CraneCo Acceptable Person” (and if such proposed designee is not a CraneCo Acceptable Person, then the Shareholders shall be entitled, without regard to any deadline contained in this Section 2.1(b)(ii), to continue proposing designees until a proposed designee is a CraneCo Acceptable Person) and the Company (or the CraneCo Board, to the extent additional time is required to agree upon a CraneCo Acceptable Person) shall appoint such designee (the “Icahn CraneCo Designee”) to the CraneCo Board effective as of the Separation Effective Time (or such later time to the extent additional time is required to agree upon a CraneCo Acceptable Person) if at the time of such appointment the Shareholders beneficially own an aggregate Net Long Position of at least the Ownership Threshold (or an aggregate Net Long Position of Voting Securities of CraneCo equal to at least 5% of the outstanding Voting Securities of CraneCo, if applicable) and no Shareholder or Icahn

Designee has materially breached this Agreement or the Confidentiality Agreement and failed to cure such breach within five business days of written notice from the Company specifying any such breach.
(c)    In the event that the Icahn Company Designee refuses to be appointed to, resigns from (other than pursuant to Section 2.1(h)), or is rendered unable to serve on the Board, then the Shareholders shall be entitled to designate, and the Company shall appoint to the Board, a replacement (a “Company Replacement”) that is approved by the Board, such approval not to be unreasonably withheld, conditioned or delayed (such approved Company Replacement shall be deemed a “Company Acceptable Person”) (and if such proposed designee is not a Company Acceptable Person, the Shareholders shall be entitled to continue designating a Company Replacement until a proposed designee is a Company Acceptable Person). In the event FoodserviceCo is SpinCo and the Icahn FoodserviceCo Designee refuses to be appointed to, resigns from (other than pursuant to Section 2.1(i)), or is rendered unable to serve on the FoodserviceCo Board, then the Shareholders shall be entitled to designate, and the Company or FoodserviceCo, as applicable, shall appoint to the FoodserviceCo Board, a replacement (a “FoodserviceCo Replacement”) that is approved by the Board or the FoodserviceCo Board, as applicable, such approval, in each case, not to be unreasonably withheld, conditioned or delayed (such approved FoodserviceCo Replacement shall be deemed a “FoodserviceCo Acceptable Person”) (and if such proposed designee is not a FoodserviceCo Acceptable Person, then the Shareholders shall be entitled to continue designating a FoodserviceCo Replacement until a proposed designee is a FoodserviceCo Acceptable Person). In the event that CraneCo is SpinCo and the Icahn CraneCo Designee refuses to be appointed to, resigns from (other than pursuant to Section 2.1(j)), or is rendered unable to serve on the CraneCo Board, then the Shareholders shall be entitled to designate, and the Company or CraneCo, as applicable, shall appoint to the CraneCo Board, a replacement (a “CraneCo Replacement”) that is approved by the Board or the CraneCo Board, as applicable, such approval, in each case, not to be unreasonably withheld, conditioned or delayed (such approved CraneCo Replacement shall be deemed a “CraneCo Acceptable Person”) (and if such proposed designee is not a CraneCo Acceptable Person, then the Shareholders shall be entitled to continue designating a CraneCo Replacement until a proposed designee is a CraneCo Acceptable Person). Prior to any such Company Replacement, FoodserviceCo Replacement or CraneCo Replacement (each a “Replacement”) becoming a Board or FoodserviceCo Board or CraneCo Board member, as applicable, in replacement of an Icahn Company Designee, Icahn FoodserviceCo Designee or Icahn CraneCo Designee (each, an “Icahn Designee”), the Replacement shall execute a joinder agreement in the form attached hereto as Exhibit B. Any such Replacement who executes such joinder and becomes a Board or FoodserviceCo Board or CraneCo Board member in replacement of an Icahn Designee shall be deemed to be an Icahn Company Designee, Icahn FoodserviceCo Designee or Icahn CraneCo Designee, as applicable, and an Icahn Designee for all purposes of this Agreement.
(d)    Notwithstanding anything in Sections 2.1(a), (b) or (c) to the contrary, the Company and SpinCo each agree that any person employed by Icahn Enterprises L.P. with the title of Managing Director or General Counsel (or any person senior to such titles) as of the date hereof shall be a Company Acceptable Person, a FoodserviceCo Acceptable Person or a CraneCo Acceptable Person, as applicable.

(e)    Subject to the right of the Shareholders to designate a Company Replacement as set forth in Section 2.1(c), the Icahn Company Designee shall serve until the 2016 Meeting, or until the Icahn Company Designee is required to resign, or resigns, in accordance with the terms of this Agreement or until his or her earlier death, resignation or removal by shareholders in accordance with Section 180.0808 of the Wisconsin Business Corporation Law (“WBCL”); provided that if FoodserviceCo is RemainCo, and if the first annual meeting of stockholders of the Company following the Separation (the “First Meeting”) will occur prior to the nine-month anniversary of the Separation Effective Time, then the Company shall (i) nominate the Icahn Company Designee for election as a member of the Board at the First Meeting, (ii) include the Icahn Company Designee in the Company’s slate of directors and in its proxy statement for the First Meeting, and (iii) use commercially reasonable efforts to cause the election of the Icahn Company Designee to the Board at the First Meeting (including soliciting proxies to vote for the Icahn Company Designee, recommending that the Company’s stockholders vote in favor of the election of the Icahn Company Designee and otherwise supporting the Icahn Company Designee for election in a manner no less rigorous and favorable than the manner in which the Company supports the Company’s other nominees for election at the First Meeting in the aggregate). The Shareholders and the Icahn Company Designee agree to provide the Company, in writing, with the information about the Icahn Company Designee that is required by applicable law or is otherwise necessary for inclusion in the Company’s proxy materials for the First Meeting promptly after the Company requests such information from the Shareholders and the Icahn Company Designee (provided that such information is also generally required of all Board members), including, without limitation, that the Icahn Company Designee will submit a completed and executed questionnaire in the form that Company provides to outside directors generally.
(f)    (i) If FoodserviceCo will be SpinCo, subject to the right of the Shareholders to designate a FoodserviceCo Replacement as set forth in Section 2.1(c), the Icahn FoodserviceCo Designee shall serve until the first annual meeting of stockholders of FoodserviceCo after such Icahn FoodserviceCo Designee is appointed to the FoodserviceCo Board or until the Icahn FoodserviceCo Designee is required to resign, or resigns, in accordance with the terms of this Agreement or until his or her earlier death, resignation or removal by shareholders in accordance with Section 141(k) of the DGCL and FoodserviceCo’s certificate or articles of incorporation and by-laws; provided that such first annual meeting of stockholders of FoodserviceCo shall occur no earlier than the nine-month anniversary of the Separation Effective Time and no later than the twelve-month anniversary of the Separation Effective Time (provided that if such twelve-month anniversary occurs within the 90-day period immediately following a fiscal year end, then this deadline will be extended until 135 days after that fiscal year end.
(ii)     If CraneCo will be SpinCo, subject to the right of the Shareholders to designate a CraneCo Replacement as set forth in Section 2.1(c), the Icahn CraneCo Designee shall serve until the first annual meeting of stockholders of CraneCo after such Icahn CraneCo Designee is appointed to the CraneCo Board or until the Icahn CraneCo Designee is required to resign, or resigns, in accordance with the terms of this Agreement or until his or her earlier death, resignation or removal by shareholders in accordance with Section 141(k) of the DGCL and CraneCo’s certificate or articles of incorporation and by-laws; provided that such first annual meeting of stockholders of CraneCo shall occur no earlier than the nine-month anniversary of the Separation Effective Time and no later than the twelve-month anniversary of the Separation Effective Time (provided that if such twelve-month anniversary occurs within the 90-day period immediately following a fiscal year end, then this deadline will be extended until 135 days after that fiscal year end.
(g)    None of the Company, CraneCo nor FoodserviceCo shall be obligated to include any Icahn Designee on its slate of directors proposed for election at any annual or special meeting of the Company’s, CraneCo’s or FoodserviceCo’s shareholders, except to the extent the Company is required pursuant to Section 2.1(e) to nominate the Icahn Company Designee at the First Meeting.
(h)    If (i) the Shareholders collectively cease to beneficially own an aggregate Net Long Position of at least the Ownership Threshold or (ii) any Shareholder or Icahn Designee materially breaches an obligation under this Agreement or the Confidentiality Agreement and fails to cure such breach within five business days of written notice from the Company specifying any such breach, then the Icahn Company Designee agrees to, and the Shareholders agree to cause the Icahn Company Designee to, promptly resign from the Board.
(i)    If, following the Separation, (i) the Shareholders collectively cease to beneficially own an aggregate Net Long Position of Voting Securities of SpinCo equal to at least 5% of the outstanding shares of Voting Securities of SpinCo or (ii) any Shareholder or Icahn Designee materially breaches an obligation under this Agreement or the Confidentiality Agreement and fails to cure such breach within five business days of written notice from the Company specifying any such breach, then the Icahn Designee serving on the board of directors of SpinCo (the “SpinCo Board”), agrees to, and the Shareholders agree to cause such Icahn Designee to, promptly resign from the SpinCo Board.
(j)    Prior to the Separation Effective Time, the Shareholders shall keep the Company, and after the Separation Effective Time, the Shareholders shall keep the Company and SpinCo, regularly apprised of the Net Long Position of the Shareholders and their Affiliates with respect to the securities of the Company and SpinCo, as applicable, to the extent that such position materially differs from the ownership positions publicly reported on the Shareholders’ Schedule 13Ds with respect to the Common Stock and the common stock of SpinCo, as applicable, and amendments thereto. For purposes of this Agreement: the term “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act; the term “Net Long Position” shall mean such shares of Common Stock or common stock of SpinCo beneficially owned, directly or indirectly, that constitute such person’s net long position as defined in Rule 14e-4 promulgated under the Exchange Act mutatis mutandis, provided that “Net Long Position” shall not include any shares as to which such person does not have the right to vote or direct the vote or as to which such person has entered into a derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares; and the terms

“person” or “persons” shall mean any individual, corporation (including not-for-profit), general or limited.
ARTICLE 3
COVENANTS
3.1    Covenants of the Shareholders
(a)    So long as the Company has not breached a Fundamental Covenant (as hereinafter defined) or materially breached any other provision of this Agreement, and failed to cure such breach of a Fundamental Covenant or other provision within five (5) days following receipt of written notice from a Shareholder of such breach, each of the Shareholders agrees that, and the Shareholders shall cause each of their controlled Affiliates to agree that, at the 2015 Meeting it shall vote, or cause to be voted, all of the shares of Common Stock beneficially owned by it (x) in favor of the election of each of the nominees on the slate of nominees recommended by the Board in the Company’s proxy statement and on its proxy card; (y) in favor of the ratification of the appointment of the independent registered public accounting firm appointed by the Company for the then-current fiscal year; and (z) in favor of the advisory vote to approve the compensation of the Company’s named executive officers. Except as provided in the foregoing sentence, the Icahn Group shall not be restricted from voting “For” or “Against” or “Abstaining” from any other proposals at any annual or special meeting of the Company or SpinCo, including at the 2015 Meeting. “Fundamental Covenants” shall mean (i) the covenant in Section 2.1(a) to take action to increase the size of the Board by one member and to appoint the Icahn Company Designee to fill the vacancy so created for a term no less than through the 2016 Meeting, (ii) the covenant in Section 2.1(b) to appoint either the Icahn FoodserviceCo Designee to the FoodserviceCo Board or the Icahn CraneCo Designee to the CraneCo Board, as applicable, in each case effective as of the Separation Effective Time and (iii) the covenant in Section 2.1(e).
(b)    Each of the Shareholders agrees that, from and including the date of this Agreement until the later of (x) the day that is 15 days prior to the last day of the advance notice deadline set forth in the Company’s by-laws with respect to the (A) 2016 Meeting (which such deadline the Company agrees shall not be earlier than January 29, 2016 and shall not be later than February 15, 2016), if FoodserviceCo is SpinCo, or (B) the Company’s 2017 annual meeting of shareholders (which such deadline the Company agrees shall not be earlier than January 29, 2017 and shall not be later than February 15, 2017), if FoodserviceCo is RemainCo, and (y) twenty-five days (25) after the date that no Icahn Designee (including for the avoidance of doubt any Replacement) serves on the Board (it being understood that if the Icahn Designee gives the Company at least twenty-five (25) days advance written notice of his or her intent to resign as a director prior to resigning, then the foregoing clause (y) shall refer to the date that no Icahn Designee (including for the avoidance of doubt any Replacement) serves on the Board rather than twenty-five (25) days after such date; it being further understood that if the Icahn Designee is no longer a member of the Board due to circumstances in which the Shareholders would be entitled to appoint a Replacement, then an Icahn Designee shall be deemed to continue to be a member of the Board for all purposes of this Agreement until such time as the

Shareholders irrevocably waive in writing any right to either designate such a Replacement or appoint such a Replacement) (the “Company Standstill Period”), so long as the Company has not breached a Fundamental Covenant in any respect and has not breached any other provision of this Agreement in any material respect, and failed to cure such breach of a Fundamental Covenant or other provision within five (5) days following receipt of written notice from a Shareholder of such breach, neither such Shareholder nor any controlled Affiliates of such Shareholder will, directly or indirectly (it being understood and agreed that none of the following restrictions shall apply to any Icahn Designee solely in such person’s capacity as a director of the Company or in any way prevent or restrict such director from discussing any of the matters described in the following restrictions privately with other members of the Board solely in such person’s capacity as a director in a manner consistent with his or her fiduciary duties to the Company):
(i)    (A) seek any form of proxy from any person (other than the Shareholders and their Affiliates and those holding Common Stock of which the Shareholders or their Affiliates are the beneficial owners (as defined in Rule 13d-3 promulgated under the Exchange Act) of such Common Stock) for the voting of any Common Stock with respect to any matter for which a proxy statement has been filed with the SEC and proxies are being solicited, (B) make any statement to any holder of Common Stock (other than the Shareholders and their Affiliates and those holding Common Stock of which the Shareholders or their Affiliates are the beneficial owners (as defined in Rule 13d-3 promulgated under the Exchange Act) of such Common Stock) stating how the Shareholders or their Affiliates intend to vote their Common Stock with respect to any matter for which a proxy statement has been filed and proxies are being solicited, or (C) make any statement instructing any holder of Common Stock (other than the Shareholders and their Affiliates and those holding Common Stock of which the Shareholders or their Affiliates are the beneficial owners (as defined in Rule 13d-3 promulgated under the Exchange Act) of such Common Stock) how they should vote their Common Stock with respect to any matter for which a proxy statement has been filed and proxies are being solicited, in each case, other than encouragement, advice or influence that is consistent with the Company’s management’s recommendation with respect to such matter;
(ii)    form, join or in any way participate in a “group” (as defined in Section 13(d) of the Exchange Act), other than the group that exists as of the date hereof among the Shareholders and their controlled Affiliates, with other holders of Common Stock in connection with any of the foregoing;
(iii)    present at any annual meeting or any special meeting of the Company’s shareholders any proposal for consideration for action by shareholders, propose any nominee for election to the Board (except as contemplated in Section 2.1) or seek the removal of any member of the Board;
(iv)    grant any proxy, consent or other authority to vote with respect to any matters (other than to the named proxies included in the Company’s proxy card for any annual meeting or special meeting of shareholders) or deposit any Voting Securities of the Company in a voting trust or subject them to a voting agreement or other arrangement of similar effect (excluding customary brokerage accounts, margin accounts, prime brokerage accounts and the like), in each case, except as provided in Section 3.1(a).
(v)    assert any right to inspect and/or copy any of the Company’s books and records or shareholder list pursuant to the WBCL or on the basis of any common law right, including without limitation under Sections 180.1601-1604 of the WBCL; request that the Company approve an acquisition of Common Stock or a transaction for purposes of, or otherwise waive or exclude the applicability of, Section 180.1141 of the WBCL; or request that the Company waive or exclude the applicability of Section 180.1150 of the WBCL, in each case, except as is reasonably necessary to enable them to effect a tender offer or exchange offer permitted under Section 3.1(b)(viii);
(vi)    institute, solicit, assist or join, as a party, any litigation, arbitration or other similar proceeding against or involving the Company, its subsidiaries or any of their current or former directors or officers (including derivative actions) other than to enforce the provisions of this Agreement;
(vii)    acquire beneficial ownership of Voting Securities of the Company in an amount that would result in the beneficial ownership of the Shareholders, together with all of their Affiliates, exceeding (in the aggregate) 20% of the outstanding Voting Securities of the Company; provided that, for the avoidance of doubt, the foregoing 20% limitation in this Section 3.1(b)(vii) should not be construed as approval (A) for purposes of Section 180.1141 of the WBCL or Article 5 of this Agreement, of the purchase by the Shareholders of any “stock” (as such term is defined in Section 180.1140(10) of the WBCL) of the Company or (B) for purposes of Section 203 of the DGCL, of any transaction that resulted or may result in the Shareholders or any Shareholder becoming an “interested stockholder” (as such term is defined in Section 203 of the DGCL); and provided further that if the Shareholders commence a tender offer or exchange offer permitted under Section 3.1(b)(viii), then the Shareholders may consummate such tender or exchange offer so long as the Shareholders will thereby acquire beneficial ownership of at least a majority of the outstanding shares of Common Stock and may thereafter acquire beneficial ownership of additional Voting Securities of the Company;
(viii)    seek, propose, participate in, support, make any public announcement with respect to, facilitate or assist any third party to seek or propose any merger, consolidation, business combination, tender or exchange offer, sale or purchase of assets, sale or purchase of securities, dissolution, liquidation, restructuring, recapitalization, extraordinary dividend, significant share repurchase or similar transaction of or involving the Company or any of its Affiliates (other than SpinCo after the Separation Effective Time) (collectively, a “Company Extraordinary Transaction”); provided that the Shareholders shall be permitted to sell or tender their Voting Securities of the Company, and otherwise receive consideration, pursuant to any Company Extraordinary Transaction; and provided further that (A) if a third party (not a party to this Agreement or an affiliate of a party) commences a tender offer or exchange offer for all of the outstanding Voting Securities of the Company that is recommended by the Company Board in its Recommendation Statement on Schedule 14D-9, then the

Shareholders shall similarly be permitted to commence a tender offer or exchange offer for all of the outstanding Voting Securities of the Company at the same or higher consideration per share and (B) the Company may waive the restrictions in this clause (viii) with the approval of the Board;
(ix)    request a special meeting of shareholders, support any third party in any attempt to call a special meeting of shareholders or take any actions that would require the Company to call a special meeting of shareholders pursuant to Section 180.1150 of the WBCL;
(x)    direct or instruct any of their respective subsidiaries, officers, directors, employees or controlled Affiliates to take any of the actions expressly set forth in clauses (i) to (ix) and (xi), or advise or assist any third party with respect to any such action; or
(xi)    request that the Company, or its officers or directors or any of its Affiliates, directly or indirectly, amend or waive any provision of this Section 3.1(b) or Section 3.1(c) in a manner that would reasonably likely require public disclosure.
As used in this Agreement, the term “Voting Securities” shall mean common stock and any other equity securities of the Company or SpinCo, as applicable, having the power to vote in the election of members of the Board or the SpinCo Board, as applicable, or securities convertible into, or exercisable or exchangeable for common stock or such other equity securities, whether or not subject to the passage of time or other contingencies.
As used in Sections 3.1(b)(vii) and 3.1(c)(vii), the term “beneficial ownership” of “Voting Securities” means ownership of: (i) Voting Securities, (ii) rights or options to own or acquire any Voting Securities (whether such right or option is exercisable immediately or only after the passage of time or upon the satisfaction of one or more conditions (whether or not within the control of such person), compliance with regulatory requirements or otherwise) and (iii) any other economic exposure to Voting Securities, including through any derivative transaction that gives any such person or any of such person’s controlled Affiliates the economic equivalent of ownership of an amount of Voting Securities due to the fact that the value of the derivative is explicitly determined by reference to the price or value of Voting Securities, or which provides such person or any of such person’s controlled Affiliates an opportunity, directly or indirectly, to profit, or to share in any profit, derived from any increase in the value of Voting Securities, in any case without regard to whether (x) such derivative conveys any voting rights in Voting Securities to such person or any of such person’s Affiliates, (y) the derivative is required to be, or capable of being, settled through delivery of Voting Securities, or (z) such person or any of such person’s Affiliates may have entered into other transactions that hedge the economic effect of such beneficial ownership of Voting Securities. For purposes of Sections 3.1(b)(vii) and 3.1(c)(vii), no person shall be, or be deemed to be, the “beneficial owner” of, or to “beneficially own,” any securities beneficially owned by any director of the Company or SpinCo to the extent such securities were acquired directly from the Company or SpinCo by such director as or pursuant to director compensation for serving as a director of the Company or SpinCo.

(c)    Each of the Shareholders agrees that from the Separation Effective Time until the later of (x) the earlier of (A) the day that is 15 days prior to the last day of the advance notice deadline set forth in SpinCo’s by-laws with respect to the first annual meeting of stockholders of SpinCo and (B) the nine-month anniversary of the Separation Effective Time and (y) twenty-five (25) days after the date that no Icahn Designee (including for the avoidance of doubt any Replacement) serves on the SpinCo Board (it being understood that if the Icahn Designee gives SpinCo at least twenty-five (25) days advance written notice of his or her intent to resign as a director prior to resigning, then the foregoing clause (y) shall refer to the date that no Icahn Designee (including for the avoidance of doubt any Replacement) serves on the SpinCo Board rather than twenty-five (25) days after such date; it being further understood that if the Icahn Designee is no longer a member of the SpinCo Board due to circumstances in which the Shareholders would be entitled to appoint a Replacement, then an Icahn Designee shall be deemed to continue to be a member of the SpinCo Board for all purposes of this Agreement until such time as the Shareholders irrevocably waive in writing any right to either designate such a Replacement or appoint such a Replacement) (the “SpinCo Standstill Period”), so long as SpinCo has not breached a Fundamental Covenant relevant to it in any respect and has not breached any other provision of this Agreement in any material respect, and failed to cure such breach of a Fundamental Covenant or other provision within five (5) days following receipt of written notice from a Shareholder of such breach, neither such Shareholder nor any controlled Affiliates of such Shareholder will, directly or indirectly (it being understood and agreed that none of the following restrictions shall apply to any Icahn Designee solely in such person’s capacity as a director of SpinCo or in any way prevent or restrict such director from discussing any of the matters described in the following restrictions privately with other members of the SpinCo Board in a manner consistent with his or her fiduciary duties to SpinCo):
(i)    (A) seek any form of proxy from any person (other than the Shareholders and their Affiliates and those holding Voting Securities of SpinCo of which the Shareholders or their Affiliates are the beneficial owners (as defined in Rule 13d-3 promulgated under the Exchange Act)) for the voting of any Voting Securities of SpinCo with respect to any matter for which a proxy statement has been filed with the SEC and proxies are being solicited, (B) make any statement to any holder of Voting Securities of SpinCo (other than the Shareholders and their Affiliates and those holding Voting Securities of SpinCo of which the Shareholders or their Affiliates are the beneficial owners (as defined in Rule 13d-3 promulgated under the Exchange Act)) stating how the Shareholders or their Affiliates intend to vote their Voting Securities of SpinCo with respect to any matter for which a proxy statement has been filed and proxies are being solicited, or (C) make any statement instructing any holder of such Voting Securities of SpinCo (other than the Shareholders and their Affiliates and those holding Voting Securities of SpinCo of which the Shareholders or their Affiliates are the beneficial owners (as defined in Rule 13d-3 promulgated under the Exchange Act)) how they should vote their Voting Securities with respect to any matter for which a proxy statement has been filed and proxies are being solicited, in each case, other than encouragement, advice or influence that is consistent with the Company’s management’s recommendation with respect to such matter;
(ii)    form, join or in any way participate in a “group” (as defined in Section 13(d) of the Exchange Act), other than the group the that exists as of the date hereof among the Shareholders and their controlled Affiliates, with other holders of Voting Securities of SpinCo in connection with any of the foregoing;
(iii)    present at any annual meeting or any special meeting of SpinCo’s shareholders any proposal for consideration for action by shareholders, propose any nominee for election to the SpinCo Board (except as provided in Section 2.1) or seek the removal of any member of the SpinCo Board;
(iv)    grant any proxy, consent or other authority to vote with respect to any matters (other than to the named proxies included in SpinCo’s proxy card for any annual meeting or special meeting of shareholders) or deposit any Voting Securities of SpinCo in a voting trust or subject them to a voting agreement or other arrangement of similar effect (excluding customary brokerage accounts, margin accounts, prime brokerage accounts and the like).
(v)    assert any right to inspect and/or copy any of FoodServiceCo’s books and records or shareholder list pursuant to the DGCL, the WBCL or on the basis of any common law right, including without limitation under Section 220 of the DGCL; or request that the Company approve an acquisition of Common Stock or a transaction for purposes of, or otherwise waive or exclude the applicability of Section 203 of the DGCL or Section 180.1141 of the WBCL, in each case, except as is reasonably necessary to enable Shareholders to effect a tender offer or exchange offer permitted under Section 3.1(c)(viii);
(vi)    institute, solicit, assist or join, as a party, any litigation, arbitration or other similar proceeding against or involving the SpinCo, its subsidiaries or any of its current or former directors or officers (including derivative actions) other than to enforce the provisions of this Agreement;
(vii)    acquire beneficial ownership of Voting Securities of SpinCo in an amount that would result in the beneficial ownership of the Shareholders, together with all of their Affiliates, exceeding (in the aggregate) 20% of the outstanding Voting Securities of SpinCo; provided that, for the avoidance of doubt, the foregoing 20% limitation in this Section 3.1(c)(vii) should not be construed as approval (A) for purposes of Section 180.1141 of the WBCL or Article 5 of this Agreement, of the purchase by the Shareholders of any “stock” (as such term is defined in Section 180.1140(10) of the WBCL) of SpinCo or (B) for purposes of Section 203 of the DGCL, of any transaction that resulted or may result in the Shareholders or any Shareholder becoming an “interested stockholder” of SpinCo (as such term is defined in Section 203 of the DGCL); and provided further that if the Shareholders commence a tender offer or exchange offer permitted under Section 3.1(c)(viii), then the Shareholders may consummate such tender or exchange offer so long as the Shareholders will thereby acquire beneficial ownership of at least a majority of the outstanding shares of common stock of SpinCo and may thereafter acquire beneficial ownership of additional Voting Securities of the SpinCo;
(viii)    seek, propose, participate in, support, make any public announcement with respect to, facilitate or assist any third party to seek or propose any merger, consolidation, business combination, tender or exchange offer, sale or purchase of assets, sale or purchase of securities, dissolution, liquidation, restructuring, recapitalization, extraordinary dividend, significant share repurchase or similar transaction of or involving SpinCo or any of its Affiliates (other than the Company after the Separation Effective Time) (collectively, a “SpinCo Extraordinary Transaction”); provided that the Shareholders shall be permitted to sell or tender their Voting Securities of SpinCo, and otherwise receive consideration, pursuant to any SpinCo Extraordinary Transaction; and provided further that (A) if a third party (not a party to this Agreement or an affiliate of a party) commences a tender offer or exchange offer for all of the outstanding Voting Securities of SpinCo that is recommended by the SpinCo Board in its Recommendation Statement on Schedule 14D-9, then the Shareholders shall similarly be permitted to commence a tender offer or exchange offer for all of the outstanding Voting Securities of SpinCo at the same or higher consideration per share and (B) SpinCo may waive the restrictions in this clause (viii) with the approval of its board of directors;
(ix)    request a special meeting of shareholders or support any third party in any attempt to call a special meeting of shareholders of SpinCo;
(x)    direct or instruct any of their respective subsidiaries, officers, directors, employees or controlled Affiliates to take any of the actions expressly set forth in clauses (i) to (ix) and (xi), or advise or assist any third party with respect to any such action; or
(xi)    request that SpinCo or its officers or directors or any of its Affiliates, directly or indirectly, amend or waive any provision of this Section 3.1(c) in a manner that would reasonably likely require public disclosure.
(d)    The Shareholders shall, and shall cause their applicable Affiliates to, promptly file an amendment to their Schedule 13D reporting entry into this Agreement, amending applicable items to conform to their obligations hereunder and appending or incorporating by reference this Agreement as an exhibit thereto. The Shareholders shall also provide the Company and its counsel with a copy of such amendment to their Schedule 13D in advance of filing such amendment with the SEC and shall consider any reasonable comments proposed in a timely manner by the Company.
(e)    As a condition to his or her appointment to the Board or the FoodserviceCo Board or the CraneCo Board, as applicable, each Icahn Designee agrees that he or she will be bound by all current policies, codes and guidelines applicable to directors of the Company or FoodserviceCo or CraneCo, as applicable, in effect as of the date hereof; provided that none of the Shareholders or their Affiliates (other than the Icahn Designees) shall be subject to any such policy, code or guidelines, whether in effect as of the date hereof or adopted after the date of this Agreement. Each Icahn Designee acknowledges that, apart from this Agreement, as a director, he or she will be bound by all then current policies, codes and guidelines applicable to directors of the Company or FoodserviceCo or CraneCo, as applicable, in effect from time to time during his or her service as a director; provided that any violation of such policies, codes or guidelines by an Icahn Designee shall not be, and shall not be deemed to be, a breach of this Agreement.

3.2    Covenants of the Company
(a)    The Company shall promptly file a Current Report on Form 8-K reporting entry into this Agreement and appending or incorporating by reference this Agreement as an exhibit thereto.
(b)    The Company shall provide the Shareholders and their counsel with a copy of the Form 8-K referenced in clause (a) in advance (but in no event later than one day) of filing such Current Report on Form 8-K and shall consider any reasonable comments proposed in a timely manner by the Shareholders.
(c)    During the Company Standstill Period, the Company agrees not to reduce the ownership threshold (as it applies to shareholders generally and/or to the Shareholders specifically) included in the Rights Agreement between the Company and Computershare Trust Company, N.A., dated as of March 21, 2007 (or any replacement, amended or modified Rights Plan, the “Rights Agreement”), to below 20% of the then total outstanding Voting Securities.
(d)    Except as expressly permitted by this Agreement, (i) from the date of the appointment of the Icahn Company Designee to the end of the Company Standstill Period, the Company agrees not to propose or seek the removal of the Icahn Company Designee from the Board and (ii) from the Separation Effective Time to the end of the SpinCo Standstill Period, SpinCo agrees not to propose or seek the removal of the Icahn Designee from its board of directors.
(e)    Immediately prior to the Separation Effective Time, the Company shall cause SpinCo to execute and deliver to Shareholders a joinder agreement in the form attached hereto as Exhibit C.
(f)    Upon becoming a member of the Board or the FoodserviceCo Board or the CraneCo Board, as applicable, each Icahn Designee shall have the same rights (including for the avoidance of doubt with respect to consideration for committee appointments) and duties as any other board member of the Company or FoodserviceCo or CraneCo, as applicable. From and after the date of appointment of an Icahn Designee, so long as the Icahn Designee is a member of the Board or the FoodserviceCo Board or the CraneCo Board, as applicable, (1) such board shall not form an Executive Committee or any other committee with functions similar to those customarily granted to an Executive Committee unless the Icahn Designee is offered membership on such committee, (2) the Icahn Designee shall be offered membership on the Compensation Committee or the Corporate Governance Committee of such board of directors, and (3) with respect to any consideration by such board of appointment and employment of the CEO and CFO, mergers, acquisitions of material assets, dispositions of material assets, or any other Company Extraordinary Transaction or SpinCo Extraordinary Transaction, as applicable, such consideration, and voting with respect thereto, shall take place only at the full board level or in committees of which the Icahn Designee is a member (subject to recusal of the Icahn Designee from such portions of board or committee meetings, if any, involving actual conflicts between the Company or FoodserviceCo or CraneCo, as applicable, and one or more of the Shareholders).

(g)    For any annual meeting of stockholders of the Company subsequent to the 2015 Meeting, the Company shall notify the Shareholders in writing no less than thirty (30) days before the last day of the advance notice deadline set forth in the Company’s bylaws if the Icahn Company Designee will be nominated by the Company for election as a director at such annual meeting and, if the Icahn Designee is to be so nominated, shall use reasonable best efforts to cause the election of the Icahn Company Designee so nominated by the Company (including soliciting proxies to vote for the Icahn Company Designee, recommending that the Company’s shareholders vote in favor of the election of the Icahn Company Designee and otherwise supporting the Icahn Company Designee for election in a manner no less rigorous and favorable than the manner in which the Company supports the Company’s other nominees for election at such meeting in the aggregate).
(h)    For any annual meeting of stockholders of SpinCo subsequent to Separation Effective Time, SpinCo shall notify the Shareholders in writing no less than thirty (30) days before the last day of the advance notice deadline set forth in SpinCo’s bylaws if the relevant Icahn Designee will be nominated by SpinCo for election as a director at such annual meeting and, if the relevant Icahn Designee is to be so nominated, shall use reasonable best efforts to cause the election of such Icahn Designee so nominated by SpinCo (including soliciting proxies to vote for such Icahn Designee, recommending that SpinCo’s shareholders vote in favor of the election of such Icahn Designee and otherwise supporting such Icahn Designee for election in a manner no less rigorous and favorable than the manner in which SpinCo supports SpinCo’s other nominees for election at such meeting in the aggregate).
(i)    To the extent permitted by law and the Company’s existing insurance coverage or the insurance coverage of SpinCo, as applicable, from and after the date that an Icahn Designee is appointed to the Company Board or the FoodserviceCo Board or the CraneCo Board, as applicable, each Icahn Designee shall be covered by the same indemnification and insurance provisions and coverage as are applicable to the individuals that are directors of the Company or FoodserviceCo or CraneCo, as applicable, at such time.
ARTICLE 4
REPRESENTATIONS AND WARRANTIES
4.1    Representations of the Shareholders
The Shareholders represent and warrant as follows:
(a)    The Shareholders have the power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby.
(b)    (i) The Shareholders, together with their Affiliates and any “group” that the Shareholders are part of, beneficially own and have the power to vote, directly or indirectly, an aggregate of 10,582,660 shares of Common Stock, (ii) except for such ownership, do not beneficially own any Common Stock, or securities relating to Common Stock; and (iii) have a Net Long Position of 10,582,660 shares of Common Stock.

(c)    To the knowledge of the Shareholders, each Icahn Designee (A) is “independent” under the New York Stock Exchange listing standards and Rule 10A-3 promulgated under the Exchange Act, (B) is not an “interested person”, as defined in the Investment Company Act of 1940, as amended, of the Shareholders and (C) has no agreements, arrangements or understandings (whether compensatory or otherwise) with any of the Shareholders or their Affiliates directly relating to the Shareholders’ investment in Common Stock, other than general employment agreements.
4.2    Representations of the Company
The Company represents and warrants that the Company has the power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby and that the Board has approved the terms and provisions of this Agreement and the consummation by the Company of the transactions contemplated by this Agreement.
ARTICLE 5
WISCONSIN BUSINESS COMBINATION STATUTE
5.1    Approval of Ownership
The Company represents and warrants that (i) the Board has, subject to the execution and delivery of this Agreement by all of the Shareholders and to the provisions of Section 5.2, approved, effective as of the date hereof, for purposes of Section 180.1141 of the WBCL, the purchase by the Shareholders (whether directly or through one or more of their controlled Affiliates) of additional “stock” (as such term is defined in Section 180.1140(10) of the WBCL) of the Company that would result in the Shareholders or their controlled Affiliates becoming the “beneficial owner” (as such term is defined in Section 180.1140(3) of the WBCL) of up to, but not more than, 14.99% of the outstanding “voting stock” (as such term is defined in Section 180.1140(13) of the WBCL) of the Company, subject to the last two sentences of this Section 5.1; and (ii) because (assuming the accuracy of the Shareholders’ representation contained in Section 4.1(b)(i)) the approval by the Board of the purchase by the Shareholders (whether directly or through one or more of their controlled Affiliates) of additional stock of the Company in clause (i) is effective prior to the “stock acquisition date” (as such term is defined in Section 180.1140(11) of the WBCL) with respect to the Shareholders and their controlled Affiliates, the Shareholders and their controlled Affiliates, collectively, and each of them individually so long as each is part of a “group” (as defined in Section 13(d) of the Exchange Act) among the Shareholders and their controlled Affiliates, shall not be, nor shall they be deemed to be, an “interested stockholder” (as such term is defined in Section 5.2) or subject to the prohibition against a “business combination” (as such term is defined in Section 180.1140(4) of the WBCL) with the Company under Section 180.1141 of the WBCL, in each case as a result of the acquisition of additional voting stock of up to, but not more than, 14.99% of the outstanding voting stock of the Company. Notwithstanding the foregoing, such Board approval shall terminate and be of no further force and effect in the event that after first purchasing additional stock of the Company such that they beneficially own greater than 10.00% of the outstanding voting stock of the Company, the Shareholders (whether directly or through one or more of their controlled Affiliates) subsequently sell, transfer or otherwise dispose of voting stock of the Company such that the Shareholders cease to be the “beneficial owner” of greater than 10.00% of the outstanding voting stock of the Company. Further, if the Shareholders, at any time, beneficially own more than 14.99% of the Company’s then outstanding voting stock in the aggregate due solely to a reduction in the outstanding shares of Common Stock (whether or not the Shareholders were aware of such a reduction in the outstanding Common Stock), the approval provided by this Section 5.1 shall not be, and shall not be deemed to be, terminated and shall remain in force and effect in accordance with this Section 5.1, and no Shareholder shall be deemed to be an “interested stockholder” under Section 5.2 below, in each case, unless and until such later time as the Shareholders acquire additional “voting stock” of the Company. It is understood that, for purposes of this Article 5, the 14.99% shall be calculated using the number of outstanding shares of Common Stock as most recently publicly disclosed by the Company in a report on Form 10-K, Form 10-Q or Form 8-K, as filed with the SEC.
5.2    Limited Approval
The provisions of Sections 180.1140, 180.1141, 180.1142, 180.1143 and 180.1144, and any applicable definitions in Section 180.0103, of the WBCL, as in effect on the date hereof, are hereby incorporated by reference into this Agreement for purposes of this Article 5 only, provided that (i) the definition of “interested stockholder” contained in Section 180.1140(8) of the WBCL is deemed amended to substitute 15% for 10% wherever 10% appears in such definition and (ii) Section 180.1143(3) of the WBCL is deemed amended to substitute 15% for 10% wherever 10% appears therein. If at any time the Shareholders become an “interested stockholder” under such amended definition, subject to the last two sentences of Section 5.1 above, the provisions of Sections 180.1140, 180.1141, 180.1142, 180.1143 and 180.1144, and any applicable definitions in Section 180.0103, of the WBCL shall govern. The consummation (or attempted consummation) of a “business combination” by any Shareholder or any controlled Affiliate or “associate” (as defined in Section 180.1140(2) of the WBCL) of a Shareholder who at the time is an “interested stockholder” (as such term is defined in this Section 5.2) of the Company in a manner that is prohibited by the provisions of the WBCL as incorporated by reference and amended herein (including, without limitation, with changes to the percentages contained in the first sentence of this Section 5.2) shall be deemed to be a breach (or threatened breach) of this Agreement by the Shareholders. For the avoidance of doubt, no purchase or other acquisition of Common Stock by the Shareholders, including, without limitation, any such purchase or acquisition as a result of which the Shareholders or their controlled Affiliates become the beneficial owner of greater than 14.99% of the outstanding voting stock of the Company, shall be, in and of itself, a violation or breach of any of the provisions of this Article 5.
5.3    Effect of Approval
The Company agrees that it shall not at any time reduce, revoke, amend or otherwise modify the approval granted in this Article V without the prior written consent of the Shareholders. The Shareholders acknowledge that the approval granted in Section 5.1 above is limited as set forth in this Article 5 and is effective only to the extent of such limitation.

ARTICLE 6
GENERAL
6.1    Notices
All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given to a party if delivered in person or sent by overnight delivery (providing proof of delivery) to the party at the following addresses (or at such other address for a party as shall be specified by like notice) on the date of delivery, or if by facsimile or electronic mail, upon confirmation of receipt:
If to the Company:
The Manitowoc Company, Inc.
2400 South 44th Street
Manitowoc, WI 54221
Attention: Maurice D. Jones
Email: Maurice.Jones@Manitowoc.com
With a copy to (which shall not constitute notice):
Foley & Lardner LLP
777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202

Attention: Jay O. Rothman
Email: JRothman@foley.com
Attention: Patrick G. Quick
Email: PGQuick@foley.com
Skadden, Arps, Slate, Meagher & Flom LLP
155 North Wacker Drive
Chicago, Illinois 60606

Attention: Gary P. Cullen
Email: Gary.Cullen@skadden.com
Skadden, Arps, Slate, Meagher & Flom LLP
4 Times Square
New York, New York 10036
Attention: Richard J. Grossman
Email: richard.grossman@skadden.com

If to the Shareholders:
Icahn Associates Corp.
767 Fifth Avenue, 47th Floor
New York, New York 10153
Attention: Keith Cozza
Email: KCozza@sfire.com
with a copy to (which shall not constitute notice):
Icahn Associates Corp.
767 Fifth Avenue, 47th Floor
New York, New York 10153

Attention: Andrew Langham	Louie Pastor
Email: alangham@sfire.com	LPastor@sfire.com

6.2    No Third-Party Beneficiaries
Nothing in this Agreement, whether express or implied, is intended to or shall confer any rights, benefits or remedies under or by reason of this Agreement on any persons other than the parties hereto, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party; provided that from and after the Separation Effective Time, SpinCo shall be a beneficiary of this Agreement and both SpinCo and the Company shall be bound to this Agreement as applicable.
6.3    Confidentiality
The Company and SpinCo hereby agree that: (i) each Icahn Designee is permitted to and may provide confidential information to the Shareholders and their representatives subject to and in accordance with the terms of the confidentiality agreement in the form attached hereto as Exhibit D (the “Confidentiality Agreement”), (ii) the Company will execute and deliver the Confidentiality Agreement to the Shareholders substantially contemporaneously with execution and delivery thereof by the other signatories thereto and (iii) prior to the Separation Effective Time, SpinCo will execute and deliver to the Shareholders a confidentiality agreement substantially in the form of the Confidentiality Agreement (except that SpinCo shall replace the Company as the signing person).
6.4    Communications; Publicity
(a)    The parties agree that the press releases attached as Exhibit E and Exhibit F will be issued upon execution of this Agreement, and no party will make any statement that is inconsistent with such press release, through any media, whether written or oral.

(b)    During the Company Standstill Period: (i) the Shareholders, their respective officers and directors and the Shareholders’ controlled Affiliates shall refrain from making or causing to be made, by press release or similar public statement, whether written or oral, to the press or media (including via any form of social media), or in an SEC filing, any statement or announcement that constitutes an ad hominem attack on (as distinct from objective statements or announcements reflecting business criticism) the Company, its officers or directors or any person who has served as an officer or director of the Company in the past; provided, that, with respect to any statement or announcement reflecting business criticism that is made in writing, the Shareholders shall provide the Company with a copy of such statement or announcement at least forty-eight (48) hours (such time to commence at the time notice is provided to the Company setting forth such statement in accordance with Section 6.1) prior to making such statement (or such earlier time as the Company shall have made such statement public), and (ii) the Company, its Affiliates and their respective officers and directors shall refrain, from making or causing to be made, by press release or similar public statement, whether written or oral, to the press or media, or in an SEC filing, any statement or announcement that constitutes an ad hominem attack on (as distinct from objective statements or announcements reflecting business criticism) the Shareholders, their officers or directors or any person who has served as an officer or director of the Shareholders in the past or the Icahn Company Designees; provided, that, with respect to any statement or announcement reflecting business criticism that is made in writing, the Company shall provide the Shareholders with a copy of such statement or announcement at least forty-eight (48) hours (such time to commence at the time notice is provided to the Shareholders in accordance with Section 6.1) prior to making such statement or announcement (or such earlier time as the Shareholders shall have made such statement public). The foregoing shall not prevent the making of any factual statement as required by applicable legal process, subpoena, or legal requirement or as part of a response to a request for information from any governmental authority with jurisdiction over the party from whom information is sought.
(c)    During the SpinCo Standstill Period: (i) the Shareholders, their respective officers and directors and the Shareholders’ controlled Affiliates shall refrain from making or causing to be made, by press release or similar public statement, whether written or oral, to the press or media (including via any form of social media), or in an SEC filing, any statement or announcement that constitutes an ad hominem attack on (as distinct from objective statements or announcements reflecting business criticism) SpinCo, its officers or directors or any person who has served as an officer or director of SpinCo or the Company in the past; provided, that, with respect to any statement or announcement reflecting business criticism that is made in writing, the Shareholders shall provide SpinCo with a copy of such statement or announcement at least forty-eight (48) hours (such time to commence at the time notice is provided to SpinCo setting forth such statement in accordance with Section 6.1) prior to making such statement (or such earlier time as SpinCo shall have made such statement public), and (ii) SpinCo, its Affiliates and their respective officers and directors shall refrain, from making or causing to be made, by press release or similar public statement, whether written or oral, to the press or media, or in an SEC filing, any statement or announcement that constitutes an ad hominem attack on (as distinct from objective statements or announcements reflecting business criticism) the Shareholders, their officers or directors or any person who has served as an officer or director of the Shareholders in the past or the Icahn FoodserviceCo Designee or Icahn CraneCo Designee, as applicable; provided, that, with respect to any statement or announcement reflecting business criticism that is made in writing, SpinCo shall provide the Shareholders with a copy of such statement or announcement at least forty-eight (48) hours (such time to commence at the time notice is provided to the Shareholders in accordance with Section 6.1) prior to making such statement or announcement (or such earlier time as the Shareholders shall have made such statement public). The foregoing shall not prevent the making of any factual statement as required by applicable legal process, subpoena, or legal requirement or as part of a response to a request for information from any governmental authority with jurisdiction over the party from whom information is sought.
(d)    The Board during the Company Standstill Period, and the SpinCo Board during the SpinCo Standstill Period, shall not adopt a policy aimed specifically at precluding members of its board of directors from speaking to Mr. Icahn, and if asked by any member of its board of directors, will advise such board member that he or she may speak to Mr. Icahn (but subject to the Confidentiality Agreement), if they are willing to do so (but may caution them regarding specific matters, if any, that involve conflicts between the Company or SpinCo, as applicable, and the Shareholders and may remind them of their fiduciary duties).
6.5    Governing Law
This letter agreement shall be governed and construed in accordance with the laws of the State of Delaware, without regard to the conflict of law principles thereof, except that the laws (including common law) of the State of Wisconsin shall govern the provisions of this Agreement (including documents and instruments referred to herein) relating to matters involving the WBCL and legal principles applicable to corporations incorporated in Wisconsin and their directors and officers. The parties and their respective Representatives: (i) irrevocably and unconditionally consent and submit to the exclusive jurisdiction of the state and federal courts located in the State of Delaware for purposes of any action, suit or proceeding arising out of or relating to this letter agreement; (ii) agree that service of any process, summons, notice or document by U.S. registered mail to the address set forth in Section 6.1 shall be effective service of process for any action, suit or proceeding brought against them; (iii) irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of or relating to this letter agreement in any state or federal court located in the State of Delaware; (iv) irrevocably waives the right to trial by jury; and (v) irrevocably and unconditionally waive the right to plead or claim, and irrevocably and unconditionally agree not to plead or claim, that any action, suit or proceeding arising out of or relating to this letter agreement that is brought in any state or federal court located in the State of Delaware has been brought in an inconvenient forum.
6.6    Assignment
This Agreement and the rights and obligations herein may not be assigned or otherwise transferred, in whole or in part, without the express written consent of the other party. This Agreement, however, shall be binding on successors of the parties hereto.

6.7    Amendments; Waivers
This Agreement may only be amended pursuant to a written agreement executed by all the parties, and no waiver of compliance with any provision or condition of this Agreement and no consent provided for in this Agreement shall be effective unless evidenced by a written instrument executed by the party against whom such waiver or consent is to be effective. No failure or delay by a party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.
6.8    Entire Agreement
This Agreement (including the exhibits hereto) constitutes the entire agreement of all the parties and except as provided herein supersedes any and all prior and contemporaneous agreements, memoranda, arrangements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof. No representation, warranty, promise, inducement or statement of intention has been made by any party that is not contained in this Agreement, and no party shall be bound by, or be liable for, any alleged representation, promise, inducement or statement of intention not contained herein. The parties expressly disclaim reliance on any information, statements, representations or warranties regarding the subject matter of this Agreement other than the terms of this Agreement.
6.9    Counterparts
This Agreement may be executed in two or more counterparts (including by facsimile or .PDF transmission), each of which shall be deemed to be an original, but all of which together shall constitute one binding agreement on the parties, notwithstanding that not all parties are signatories to the same counterpart.
6.10    Expenses
Except as otherwise explicitly provided for herein, all attorneys’ fees, costs and expenses incurred in connection with this Agreement and all matters related hereto will be paid by the party incurring such fees, costs or expenses.
6.11    Captions
The captions contained in this Agreement are for convenience only and shall not affect the construction or interpretation of any provisions of this Agreement.
6.12    Specific Performance
The parties agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with the terms hereof and that such damage would not be adequately compensable in damages. It is accordingly agreed that the parties are entitled to seek an injunction or specific performance of the terms hereof in addition to any other remedies at law or in equity, and a party will not take any action, directly or indirectly, in opposition to another party seeking relief on the grounds that any other remedy or relief is available at law or in equity, and the parties further agree to waive any requirement for the security or posting of any bond in connection with such remedy or relief.
6.13    Severability
If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
6.14    Breaches by the Board
In the event of any breach of this Agreement of the obligations with respect to the Board or the SpinCo Board such breach shall be deemed a breach by the Company or SpinCo, as applicable. Any such breach shall be subject to all remedies available to the Shareholders, including but not limited to Section 6.12.
[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

The Manitowoc Company, Inc.
By:______________ Name: Title:

ICAHN PARTNERS MASTER FUND LP
ICAHN OFFSHORE LP
ICAHN PARTNERS LP
ICAHN ONSHORE LP
BECKTON CORP.
HOPPER INVESTMENTS LLC
By: Barberry Corp., its sole member
BARBERRY CORP.
HIGH RIVER LIMITED PARTNERSHIP
By: Hopper Investments LLC, general partner
By: Barberry Corp., its sole member

By:__________________ Name: Title:
ICAHN CAPITAL LP
By: IPH GP LLC, its general partner
By: Icahn Enterprises Holdings L.P., its sole member
By: Icahn Enterprises G.P. Inc., its general partner
IPH GP LLC
By: Icahn Enterprises Holdings L.P., its sole member
By: Icahn Enterprises G.P. Inc., its general partner
ICAHN ENTERPRISES HOLDINGS L.P.
By: Icahn Enterprises G.P. Inc., its general partner
ICAHN ENTERPRISES G.P. INC.

By: _________________ Name: Title:

_______________________________________
Carl C. Icahn

EXHIBIT A
ICAHN PARTNERS MASTER FUND LP
ICAHN OFFSHORE LP
ICAHN PARTNERS LP
ICAHN ONSHORE LP
BECKTON CORP.
HOPPER INVESTMENTS LLC
BARBERRY CORP.
HIGH RIVER LIMITED PARTNERSHIP
ICAHN CAPITAL LP
IPH GP LLC
ICAHN ENTERPRISES HOLDINGS L.P.
ICAHN ENTERPRISES G.P. INC.
CARL C. ICAHN

EXHIBIT B
JOINDER AGREEMENT
WHEREAS, the undersigned (the “Joining Party”) wishes to become a member of the Board of Directors (the “Board”) of [The Manitowoc Company, Inc., a Wisconsin corporation] [[_____________], a Delaware corporation] (the “Company”), pursuant to the Settlement Agreement by and among the parties listed on Exhibit A thereto and [the Company] [The Manitowoc Company, Inc.] (the “Settlement Agreement”), dated February 6, 2015, a copy of which is attached hereto; and
WHEREAS, as a condition to becoming a member of the board of directors of the Company (the “Board”), the Joining Party must become a party to the Settlement Agreement by signing this Joinder Agreement.
NOW, THEREFORE, the Joining Party hereby joins in the Settlement Agreement and agrees that, immediately upon being appointed to the Board by action of the Board, (a) the Joining Party shall be deemed a [“Company Replacement”] [“[FoodserviceCo][CraneCo] Replacement”] and an [“Icahn Company Designee”] [“Icahn [FoodserviceCo][CraneCo] Designee”], within the meaning of the Settlement Agreement and (b) the Joining Party shall be bound by all of the terms of the Settlement Agreement applicable to a [Company Replacement] [[FoodserviceCo][CraneCo] Replacement] and an [Icahn Company Designee] [Icahn [FoodserviceCo][CraneCo] Designee] thereunder.
Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Settlement Agreement.
[Signature page follows]

2

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of ___________, 201_.

______________________________________________
Name: ______________________________

ACCEPTED:

THE MANITOWOC COMPANY, INC.

By: _______________________________
Name: __________________________
Title: ___________________________

3

EXHIBIT C
JOINDER AGREEMENT
WHEREAS, The Manitowoc Company, Inc. (the “Company”) has entered into that certain Settlement Agreement by and among the parties listed on Exhibit A thereto (the “Shareholders”) and the Company (the “Settlement Agreement”), dated February 6, 2015, a copy of which is attached hereto; and
WHEREAS, the Company’s management is pursuing a plan to separate the Company’s Cranes business (the “Cranes Business”) and Foodservice business (the “Foodservice Business”) into two independent, publicly-traded companies (the “Separation”, and the effective time of the Separation, the “Separation Effective Time”), after which the undersigned [_____________], a Delaware corporation (the “Joining Party”), will be an independent, publicly-traded company that owns and operates the [Cranes][Foodservice] Business; and
WHEREAS, the Settlement Agreement requires that the Joining Party execute and deliver to the Shareholders this Joinder Agreement.
NOW, THEREFORE, the Joining Party hereby joins in the Settlement Agreement and agrees that, immediately upon the Separation Effective Time, it shall be deemed to be [“CraneCo”][“FoodserviceCo”] and “SpinCo” within the meaning of the Settlement Agreement and shall be bound by all of the terms and conditions of the Settlement Agreement applicable to [CraneCo][FoodserviceCo] and SpinCo thereunder.
[Signature page follows]

4

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of ___________, 201_.
[Joining Party]

By:_____________________________        Name:
Title:

ACCEPTED:

ICAHN PARTNERS MASTER FUND LP
ICAHN OFFSHORE LP
ICAHN PARTNERS LP
ICAHN ONSHORE LP
BECKTON CORP.
HOPPER INVESTMENTS LLC
By: Barberry Corp., its sole member
BARBERRY CORP.
HIGH RIVER LIMITED PARTNERSHIP
By: Hopper Investments LLC, general partner
By: Barberry Corp., its sole member

By: ______________________________ Name: Title:
ICAHN CAPITAL LP
By: IPH GP LLC, its general partner
By: Icahn Enterprises Holdings L.P., its sole member
By: Icahn Enterprises G.P. Inc., its general partner
IPH GP LLC
By: Icahn Enterprises Holdings L.P., its sole member
By: Icahn Enterprises G.P. Inc., its general partner
ICAHN ENTERPRISES HOLDINGS L.P.
By: Icahn Enterprises G.P. Inc., its general partner
ICAHN ENTERPRISES G.P. INC.

By: _______________________________ Name: Title:

_______________________________________
Carl C. Icahn

5

EXHIBIT D
THE MANITOWOC COMPANY, INC.
______________, 2015
To: Each of the persons or entities listed on the last signature page hereto (“you” or the “Icahn Group”)
Ladies and Gentlemen:
You have requested that the Company provide you with certain information concerning The Manitowoc Company, Inc. and/or its subsidiaries, affiliates or divisions (collectively, the “Company”), and you have requested that the Icahn Designee (as defined in the Settlement Agreement, dated as of February 6, 2015, among the parties thereto (the “Settlement Agreement”)), who may be appointed to the Board of Directors of the Company, and who is (but is not required to be) an employee of an affiliate of the Icahn Group, be permitted to discuss with you certain information concerning the Company. The Company may, if and to the extent it desires to do so (in its sole and absolute discretion, subject to the limitations set forth herein) disclose information to you and your Representatives (as hereinafter defined). The Company further understands and agrees that, subject to the terms of, and in accordance with, this letter agreement, the Icahn Designee may, if and to the extent he or she desires to do so (in his or her sole and absolute discretion, subject to the limitations set forth herein) disclose information that the Icahn Designee obtains while a member of the Board of Directors of the Company to you and your Representatives and may discuss such information with you and your Representatives. As a result, you may receive certain non-public information regarding the Company. You acknowledge that this information is proprietary to the Company and may include price-sensitive information, certain trade secrets or other business information the disclosure of which could harm the Company. In consideration for, and as a condition of, the information being furnished to you and, subject to the restrictions in paragraph 2, you and your Representatives agree to treat any and all information concerning the Company that is furnished to you or your Representatives (regardless of the manner in which it is furnished, including without limitation in written or electronic format or orally, gathered by visual inspection or otherwise) by the Icahn Designee or by or on behalf of the Company, together with any notes, analyses, reports, models, compilations, studies, interpretations, documents, records or extracts thereof containing, referring, relating to, based upon or derived from such information, in whole or in part (collectively, “Evaluation Material”), in accordance with the provisions of this letter agreement, and to take or abstain from taking the other actions hereinafter set forth. The term “Representatives” shall mean, with respect to the Company, any of its directors (excluding the Icahn Designee), key officers or employees, financial advisors and attorneys and, with respect to you, any of your directors, key officers or employees (including the Icahn Designee), and attorneys.
1.The term “Evaluation Material” does not include information that (a) is or has become generally available to the public other than as a result of a direct or indirect disclosure by you or your Representatives in violation of this letter agreement or any obligation of confidentiality, (b) was within your or any of your Representatives’ (other than the Icahn Designee’s) possession on a nonconfidential basis prior to its being furnished to you by the Icahn Designee or by or on behalf of the Company or (c) is received from a source other than the Icahn Designee or the Company;

6

provided, that in the case of (b) or (c) above you did not have reason to believe that the source of such information was bound by a confidentiality agreement with or other contractual, legal, statutory, regulatory (including by virtue of stock exchange rules) or fiduciary obligation of confidentiality to the Company or any other person with respect to such information at the time the same was disclosed.

2.Except as otherwise set forth in this letter agreement, you and your Representatives will, and you will cause your Representatives to, (a) keep the Evaluation Material confidential and (b) not disclose any of the Evaluation Material in any manner whatsoever without the prior written consent of the Company; provided, however, that you may disclose any of such information to your Representatives (i) who may need to know such information for the purpose of advising you and (ii) who are informed by you of the confidential nature of such information and have agreed to comply with the confidentiality and other obligations applicable with respect to Representatives under this letter agreement; provided, further, that you will be responsible for any violation of this letter agreement by your Representatives as if they were parties hereto, except that you will not be so responsible with respect to any such Representative who has become an Additional Signatory hereto pursuant to a counterpart letter agreement executed by such Representative and the Company. It is understood and agreed that the Icahn Designee shall not disclose to you or your Representatives any Legal Advice (as defined below) that may be included in the Evaluation Material with respect to which such disclosure would constitute a waiver of the Company’s attorneyclient privilege or attorney work product privilege; provided, however, that the Icahn Designee may provide such disclosure unless he or she has taken any action, or failed to take any action, where such action or failure to act has the purpose or effect of waiving the Company’s attorney-client privilege or attorney work product privilege with respect to any portion of such Legal Advice and if reputable outside legal counsel of national standing provides the Company with a written opinion that such disclosure will not waive the Company’s attorneyclient privilege or attorney work product privilege with respect to such Legal Advice. “Legal Advice” as used herein shall be solely and exclusively limited to the advice provided by in house or outside legal counsel and shall not include factual information or the formulation or analysis of business strategy that is not protected by the attorney-client or attorney work product privilege.

3.In the event that you or any of your Representatives are required by applicable subpoena, legal process or other legal requirement to disclose any of the Evaluation Material, you will promptly notify (except where such notice would be legally prohibited) the Company in writing by email and Federal Express so that the Company may seek a protective order or other appropriate remedy (and if the Company seeks such an order, you will provide such cooperation as the Company shall reasonably request), at the Company’s sole cost and expense. Nothing herein shall be deemed to prevent you or your Representatives, as the case may be, from honoring a subpoena, legal process or other legal requirement that requires discovery, disclosure or production of the Evaluation Material if (a) you produce or disclose only that portion of the Evaluation Material which your legal counsel (which may be internal legal counsel) advises you is legally required to be so produced or disclosed and you inform the recipient of such Evaluation Material of the existence of this letter agreement and the confidential nature of such Evaluation Material; or (b) the Company consents in writing to having the Evaluation Material produced or disclosed pursuant to the subpoena, legal process or other legal requirement. In no event will you or any of your Representatives oppose

7

action by the Company to obtain a protective order or other relief to prevent the disclosure of the Evaluation Material or to obtain reliable assurance that confidential treatment will be afforded the Evaluation Material. It is understood that there shall be no “legal requirement” requiring you to disclose any Evaluation Material solely by virtue of the fact that, absent such disclosure, you would be prohibited from purchasing, selling, or engaging in derivative or other transactions with respect to, the shares of the Company or otherwise proposing or making an offer to do any of the foregoing or making any offer, including any tender offer, or you would be unable to file any proxy materials in compliance with Section 14(a) of the Securities Exchange Act of 1934, as amended, or the rules promulgated thereunder.

4.You acknowledge that (a) none of the Company or its Representatives makes any representation or warranty, express or implied, as to the accuracy or completeness of any Evaluation Material, and (b) none of the Company or its Representatives shall have any liability to you or to any of your Representatives relating to or resulting from the use of the Evaluation Material or any errors therein or omissions therefrom (including, for the avoidance of doubt, following the termination of this letter agreement). You and your Representatives shall not directly or indirectly initiate contact or communication with any executive or employee of the Company other than the Chief Executive Officer, Chief Financial Officer, the Company’s financial advisors or the Company’s internal or external legal counsel concerning Evaluation Material, or to seek any information in connection therewith from any such person other than the Chief Executive Officer, Chief Financial Officer, the Company’s financial advisors or the Company’s internal or external legal counsel, without the prior consent of the Company; provided, however, the restriction in this sentence shall not in any way apply to the Icahn Designee while he or she is serving as a member of the Board.

5.All Evaluation Material shall remain the property of the Company. Neither you nor any of your Representatives shall by virtue of any disclosure of and/or your use of any Evaluation Material acquire any rights with respect thereto, all of which rights (including all intellectual property rights) shall remain exclusively with the Company. At any time after the date on which no Icahn Designee is a director of the Company, upon the written request of the Company, you will promptly return to the Company all hard copies of the Evaluation Material and use commercially reasonable efforts to permanently erase or delete all electronic copies of the Evaluation Material in your or any of your Representatives’ possession or control (and, upon the request of the Company, shall confirm to the Company that such Evaluation Material has been erased or deleted, as the case may be); it being understood that using the “delete” function to erase or delete all electronic copies shall be sufficient for purposes of complying with the obligation to erase or delete all such electronic copies of the Evaluation Material. Notwithstanding the return or erasure or deletion of Evaluation Material, you and your Representatives will continue to be bound by the obligations contained herein.

6.You acknowledge, and will advise your Representatives, that the Evaluation Material may constitute material non-public information under applicable U.S. federal and state securities laws and regulations (including stock exchange regulations), and undertake that you shall not, and you shall use your commercially reasonable efforts to ensure that your Representatives undertake not to, trade or engage in any transaction in (a) Company shares, (b) any other securities issued by

8

the Company or (c) any derivative with respect to Company shares, in each case while in possession of such information or otherwise misuse material non-public information, in violation of such laws.

7.You hereby represent and warrant to the Company that (a) you have all requisite corporate or other power and authority to execute and deliver this letter agreement and to perform your obligations hereunder, (b) this letter agreement has been duly authorized, executed and delivered by you, and is a valid and binding obligation, enforceable against you in accordance with its terms, (c) this letter agreement will not result in a violation of any terms or conditions of any agreements to which you are a party or by which you may otherwise be bound or of any law, rule, license, regulation, judgment, order or decree governing or affecting you and (d) your entry into this letter agreement does not require approval by any owners or holders of any equity interest in you (except as has already been obtained).

8.Any waiver by either party of a breach of any provision of this letter agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this letter agreement. The failure of either party to insist upon strict adherence to any term of this letter agreement on one or more occasions shall not be considered a waiver or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this letter agreement.

9.You acknowledge and agree that the value of the Evaluation Material to the Company is unique and substantial, but may be impractical or difficult to assess in monetary terms. You further acknowledge and agree that in the event of an actual or threatened violation of this letter agreement, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, you acknowledge and agree that, in addition to any and all other remedies which may be available to the Company at law or equity, the Company shall be entitled to seek an injunction or injunctions to prevent breaches of this letter agreement and to seek to enforce specifically the terms and provisions of this letter agreement. In the event that any action shall be brought in equity to enforce the provisions of this letter agreement, you shall not allege, and you hereby waive the defense, that there is an adequate remedy at law.

10.This letter agreement shall be governed and construed in accordance with the laws of the State of Delaware, without regard to the conflict of law principles thereof. The parties and their respective Representatives: (i) irrevocably and unconditionally consent and submit to the exclusive jurisdiction of the state and federal courts located in the State of Delaware for purposes of any action, suit or proceeding arising out of or relating to this letter agreement; (ii) agree that service of any process, summons, notice or document by U.S. registered mail to the address set forth in paragraph 12 of this letter agreement shall be effective service of process for any action, suit or proceeding brought against them; (iii) irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of or relating to this letter agreement in any state or federal court located in the State of Delaware; (iv) irrevocably waives the right to trial by jury; and (v) irrevocably and unconditionally waive the right to plead or claim, and irrevocably and unconditionally agree not to plead or claim, that any action, suit or proceeding arising out of or relating to this letter agreement that is brought in any state or federal court located in the State of Delaware has been brought in an inconvenient forum.

9

11.This letter agreement and the Settlement Agreement by and among the parties hereto contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior or contemporaneous agreements or understandings, whether written or oral. This letter agreement may be amended only by an agreement in writing executed by the parties hereto.

12.All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing and shall be deemed validly given, made or served, if (a) given by email, when such email is sent to the email address set forth below and the appropriate confirmation is received or (b) if given by any other means, when actually received during normal business hours at the address specified in this subsection:

If to the Company:
The Manitowoc Company, Inc.
2400 South 44th Street
Manitowoc, Wisconsin 54221
Attention: Maurice D. Jones
Email:
With a copy to (which shall not constitute notice):
Foley & Lardner LLP
777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202

Attention: Jay O. Rothman
Email: JRothman@foley.com

Attention: Patrick G. Quick
Email: PGQuick@foley.com

Skadden, Arps, Slate, Meagher & Flom LLP
155 North Wacker Drive
Chicago, Illinois 60606

Attention: Gary P. Cullen
Email: Gary.Cullen@skadden.com

Skadden, Arps, Slate, Meagher & Flom LLP
4 Times Square
New York, New York 10036

Attention: Richard J. Grossman

10

Email: Richard.Grossman@skadden.com

If to the Icahn Group:

Icahn Associates Corp.
767 Fifth Avenue, 47th Floor
New York, New York 10153

Attention: Keith Cozza
Email: KCozza@sfire.com

With a copy to (which shall not constitute notice):

Icahn Associates Corp.
767 Fifth Avenue, 47th Floor
New York, New York 10153

Attention: Andrew Langham        Louie Pastor
Email: alangham@sfire.com        LPastor@sfire.com

13.If at any time subsequent to the date hereof, any provision of this letter agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this letter agreement.

14.This letter agreement may be executed in two or more counterparts which together shall constitute a single agreement.

15.This letter agreement and the rights and obligations herein may not be assigned or otherwise transferred, in whole or in part, by you without the express written consent of the Company. This letter agreement, however, shall be binding on successors of the parties hereto.

16.The Icahn Group shall cause any Replacement (as defined in the Settlement Agreement) for the Icahn Designee to execute a copy of this letter agreement prior to such Replacement becoming a director of the Company.

17.This letter agreement shall expire two (2) years from the date on which no Icahn Designee is a director of the Company; except that you shall maintain in accordance with the confidentiality obligations set forth herein any Evaluation Material constituting trade secrets for such longer time as such information constitutes a trade secret of the Company as defined under 18 U.S.C. § 1839(3).
[Signature Pages Follow]

11

Please confirm your agreement with the foregoing by signing and returning one copy of this letter agreement to the undersigned, whereupon this letter agreement shall become a binding agreement between you and the Company.
Very truly yours,
THE MANITOWOC COMPANY, INC.
By: ________________________________
Name:
Title:

12

Accepted and agreed as of the date first written above:

ICAHN PARTNERS MASTER FUND LP
ICAHN OFFSHORE LP
ICAHN PARTNERS LP
ICAHN ONSHORE LP
BECKTON CORP.
HOPPER INVESTMENTS LLC
By: Barberry Corp., its sole member
BARBERRY CORP.
HIGH RIVER LIMITED PARTNERSHIP
By: Hopper Investments LLC, general partner
By: Barberry Corp., its sole member

By: _____________________________________________
Name:
Title:

ICAHN CAPITAL LP
By: IPH GP LLC, its general partner
By: Icahn Enterprises Holdings L.P., its sole member
By: Icahn Enterprises G.P. Inc., its general partner
IPH GP LLC

By: Icahn Enterprises Holdings L.P., its sole member
By: Icahn Enterprises G.P. Inc., its general partner
ICAHN ENTERPRISES HOLDINGS L.P.
By: Icahn Enterprises G.P. Inc., its general partner
ICAHN ENTERPRISES G.P. INC.

By: _____________________________________________
Name:
Title:

Carl C. Icahn
____________________________

13

EXHIBIT E

For Immediate Release

The Manitowoc Company Announces Settlement Agreement with Carl Icahn

Agreement Includes Customary Standstill Terms and Certain Governance Provisions for
Foodservice Entity Once Separation is Complete

MANITOWOC, Wis. - [February 9, 2015] - The Manitowoc Company, Inc. (NYSE: MTW) (“Manitowoc” or the “Company”) today announced that it has reached an agreement with Carl C. Icahn pursuant to which the Manitowoc Board of Directors has committed to certain corporate governance provisions for Manitowoc and for the Foodservice entity. As previously announced, Manitowoc plans to separate the Company's Cranes and Foodservice businesses into two independent, publicly traded companies and anticipates effecting the separation through a tax-free spin-off of the Foodservice business to be completed in the first quarter of 2016.

“We believe the governance details announced today are in the best interests of the Company, Manitowoc shareholders, and future investors in the standalone Foodservice entity. We also welcome the perspective of Mr. Icahn’s representatives to the Board of Directors and believe they will add value. We look forward to working with them constructively. We are highly focused on executing our strategic plan, delivering on our goals and working towards the successful separation of our Cranes and Foodservice businesses, which is expected in the first quarter of 2016,” said Glen E. Tellock, chairman and chief executive officer of the Company.

Mr. Icahn stated: “We applaud the ability of Manitowoc’s board of directors and management to recognize the importance of separating the companies as well as the importance of good corporate governance. In particular, I would like to thank Glen Tellock, Chairman and Chief Executive Officer of Manitowoc, for standing behind his commitment to shareholders. We strongly believe that the separation of Manitowoc’s core businesses will create two stronger companies and that, in combination with improved corporate governance, shareholder value will be greatly enhanced by this agreement.”

In addition to the commitment announced by Manitowoc on January 29, 2015 to adopt best practices at the spun off company once the separation is complete, Manitowoc announced today that its Board approved certain corporate governance commitments for the anticipated standalone Foodservice entity at the time of its spin-off from Manitowoc, including:

•	Incorporation in Delaware;

•	Annual elections for the Board;

•	Any stockholder rights plan adopted by the Foodservice entity will not have a trigger below 20 percent and, if not ratified by stockholders within 135 days of adoption, will automatically expire; and

•	Holders of 10 percent of the outstanding shares will be permitted to call a special meeting of stockholders.

The agreement with Carl Icahn also provides for, among other things, certain customary “standstill” restrictions, and Manitowoc has committed not to reduce its shareholder rights plan’s trigger below 20 percent for the duration of the standstill agreement. The agreement also includes an option for Mr. Icahn to appoint one representative to the Manitowoc Board as well as a right to appoint an additional representative on the Board of the Foodservice entity after the separation; and a commitment by Mr. Icahn to vote in favor of the Manitowoc nominees for election to the Board at the 2015 Annual Meeting. In addition, the Board approved

14

a limited waiver for Mr. Icahn of the provisions of the Wisconsin business combination statute that enables Mr. Icahn to acquire up to 14.99 percent of Manitowoc’s outstanding voting shares without facing the restrictions of the statute applicable to related party “business combination” transactions with the Company, which is consistent with the comparable business combination threshold applicable for companies incorporated in Delaware. Absent the limited waiver, the Wisconsin statute’s restrictions would be triggered by the acquisition of 10 percent or more of Manitowoc’s voting shares.The settlement agreement between Manitowoc and Mr. Icahn will be included as an exhibit to the Company's Current Report on Form 8-K to be filed with the Securities and Exchange Commission.

15

EXHIBIT F

FOR IMMEDIATE RELEASE
Contact: Susan Gordon: (212) 702-4309

CARL ICAHN ON MANITOWOC AGREEMENT:
“ANOTHER GREAT STEP FORWARD FOR SHAREHOLDERS’ RIGHTS
AND GOOD CORPORATE GOVERNANCE”

New York, New York, February 9, 2015 - Today Carl C. Icahn released the following statement regarding The Manitowoc Company, Inc. (“Manitowoc”):

Over the past month, we have had a number of meetings with representatives of Manitowoc in which we have explained the merits of separating the company into two independent publicly-traded companies. We have discussed at length our belief that having disparate, unrelated businesses trapped in a single company reduces value by, among other things, limiting the ability of those businesses to (A) attract top management, (B) engage in mergers and acquisitions and (C) be acquired themselves. We gave Manitowoc a myriad of examples where our involvement in separating such businesses resulted in a tremendous increase in shareholder value, such as the separation of Motorola into Motorola Mobility and Motorola Solutions. We have also spent significant time with Manitowoc’s representatives discussing the importance of shareholder friendly corporate governance provisions, including having annual elections of directors.

We were therefore very pleased when Manitowoc announced that it was spinning off its Foodservice business and de-staggering its board of directors. Additionally, we are extremely happy with the agreement we entered into with Manitowoc late in the day on Friday, which we believe yielded another great result for Manitowoc shareholders. Pursuant to that agreement, Manitowoc will appoint one of our representatives to its board of directors and another one of our representatives to the board of directors of the soon to be spun-off Foodservice business (“SpinCo”) when the spin-off is effectuated. In addition, in that agreement Manitowoc committed to implement the following corporate governance provisions at SpinCo, which we believe will greatly enhance shareholder value:

•
Any poison pill adopted by SpinCo will not have a trigger below 20% and, if not ratified by stockholders within 135 days of adoption, will automatically expire (therefore, if a bid is made, SpinCo may adopt a pill but it will expire in 135 days if not ratified by shareholders and SpinCo can use the 135 days to find a better offer and/or convince shareholders not to tender);

•	SpinCo will not have a staggered board;

16

•	The holders of 10% of the outstanding shares of SpinCo will be permitted to call special meetings of shareholders;

•	If a person obtains majority control of SpinCo, Shareholders will be permitted to remove and replace directors at a special meeting;

•	No super-majority voting provisions; and

•
If SpinCo’s board rejects an unsolicited offer for the company in favor of another bid, and permits the second bidder to conduct diligence, then the board must also grant the first bidder the right to conduct due diligence if that bidder increases its offer above the second bid.

Similar to our agreement with eBay Inc., we believe this agreement marks another large step forward for good corporate governance. With this agreement, Manitowoc committed to a corporate governance structure that is not just democratic in name only. Unlike at so many other companies, SpinCo shareholders will truly have a say in what happens at the company they own, including the ability to decide for themselves whether to accept an offer if one is made.

In addition, as a member of the board of directors of Manitowoc, our representative will ensure that Manitowoc remains focused on consummating the spin-off in the most effective and timely manner. Our representatives will also bring a shareholder’s perspective to board deliberations, along with an eagerness to work constructively with his fellow board members to enhance shareholder value.

We applaud the ability of Manitowoc’s board of directors and management to recognize the importance of separating the companies as well as the importance of good corporate governance. In particular, I would like to thank Glen Tellock, Chairman and Chief Executive Officer of Manitowoc, for standing behind his commitment to shareholders. We strongly believe that separation of Manitowoc’s core businesses will create two stronger companies and that, in combination with improved corporate governance, shareholder value will be greatly enhanced by this agreement.

We look forward to continuing our work with Glen and the board of directors.

Follow me on twitter: @Carl_C_Icahn

17